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                                                                   EXHIBIT 10.15

                                     LEASE

        THIS LEASE made and entered into this 7th day of December, 1998, by and between FERRARI PARTNERS, L.P., hereinafter called "Lessor", and CONNECTED SOFTWARE SOLUTIONS, LLC, hereinafter called "Lessee".

                                  WITNESSETH:

        For and in consideration of the rentals, undertakings and mutual covenants hereinafter set forth, Lessor hereby leases to Lessee, and Lessee hereby leases and hires from Lessor, subject to the terms and conditions hereinafter expressed, the following space in that certain commercial office building, located in Franklin, Williamson County, Tennessee, at 357 Riverside Drive (the "Building") a description of the property upon which the Building is located being attached hereto as Exhibit A. The space being leased to Lessee is hereinafter referred to as the "Leased Premises." The rentable square feet of the Leased Premises includes the area to be used exclusively by Lessee, and a portion of the entrance hallways, elevator shafts and other areas of the Building which are used in common by all tenants of the Building.

        TO HAVE AND TO HOLD the Leased Premises, together with the improvements and appurtenances thereto belonging, unto Lessee, its heirs, successors and assigns for a term of five (5) years, commencing January 18, 1999, and ending January 31, 2004, unless sooner terminated as hereinafter provided.

        THE PARTIES HERETO MUTUALLY COVENANT AND AGREE AS FOLLOWS, THIS LEASE BEING EXPRESSLY SUBJECT TO THE TERMS AND CONDITIONS HEREINAFTER SET OUT:

        1. Rent. Lessee agrees to pay to Lessor for the Leased Premises during the term hereof basic rent at the rate specified at the end of this section, such rentals being payable in equal monthly installments. All rentals are payable in advance on the first day of each and every month and shall be payable without notice or demand and without deduction, set-off or abatement except as otherwise provided specifically in this Lease. Rent for a partial month at the beginning or end of the term shall be prorated. The basic monthly rent is as follows: One Thousand Nine Hundred Ninety-Nine and 73/100 Dollars ($1,999.73) for the first twelve (12) months and shall increase three percent (3%) for each successive twelve (12) month period.

        2. Operating Expenses. For each calendar year beginning in 2000, and thereafter, Lessee agrees to pay Lessor, as additional rent, Lessee's "Proportionate Share" of the excess of actual "Operating Expenses" over the "Operating Expenses" for calendar year 1999 (the


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"Base Year"). Lessee's Proportionate Share shall be determined by dividing the rentable square footage of the Leased Premises by the total gross leasable area, as determined by Lessor from time-to-time, in the Building. "Operating Expenses" shall be defined as all operating costs of any kind and nature incurred by Lessee in connection with the operation, maintenance or repair of the Building and property associated therewith, including but not limited to: all cost of casualty and liability insurance in connection with the Building, all costs of water, sewer, electricity, gas and other utility services furnished for or incurred in connection with the Building, all costs of janitorial and cleaning services incurred in connection with the Building, all salaries and compensation of employees performing services in connection with the Building, all cost of maintenance and repair incurred in connection with the Building, the amortized portion for the year in question of the cost of installation of capital investment items which have the effect of reducing Operating Expenses of the Building, all real property taxes assessed against or by virtue of the Building and the land upon which the Building is situated, all legal, accounting and other fees incurred in connection with the administration and operation of the Building, cost of all ice and snow removal, the cost of parking lot sweeping, striping and lighting, the cost of any security services provided in connection with the Building, the cost of all supplies and materials used in connection with the maintenance, repair and operation of the Building, all wages, including social security, unemployment compensation, insurance and other employee benefits and indirect compensation of employees providing services in connection with the operation, maintenance or repair of the Building, the cost of all contract services, including trash removal, exterminating services, directory services, and fire extinguishers, incurred in connection with the Building, the cost of all landscaping expenses, and an administrative fee payable to Lessor in the amount of fifteen percent (15%) of all Operating Expenses, all as reasonably determined by Lessor from time-to-time.

        Together with each monthly payment of the basic rental hereunder, Lessee shall pay the Lessor as additional rent an amount equal to one-twelfth (1/12) of Lessor's estimate, as determined by Lessor in its sole discretion, of Lessee's Proportionate Share of the excess of $5.25 per square foot of Operating Expenses for any year in excess of the Operating Expenses for the Base Year. As soon as practicable following the end of each calendar year, but in no event later than one hundred twenty (120) days after the end thereof, a final adjustment shall be made between Lessor and Lessee based upon the actual Operating Expenses for the preceding year. Any shortage in such amount shall be paid by Lessee to Lessor. Any overage shall be paid by Lessor to Lessee.

        3. Leasehold Improvements. In the event Lessor and Lessee have agreed that certain Leasehold Improvements shall be made to the Leased Premises prior to Lessee's occupancy thereof, then the Leasehold Improvements to be made shall be those described, if any, on Exhibit B attached hereto (the "Leasehold Improvements"). Such Leasehold Improvements shall be made prior to the commencement of the term of this Lease. Payment for the costs of such Leasehold Improvements shall be made as set forth in Exhibit B. In the event Lessor is prevented from commencement or completion of the Leasehold Improvements due to the causes beyond Lessor's control, such as material shortages, inability to procure contractors or laborers, casualty loss, strikes, or failure of Lessee to make any decisions or

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directives required by Lessee to be made in connection with the Leasehold
Improvements, then the commencement date of the Lease term shall be extended until completion of the Leasehold Improvements. Lessor shall have no liability for failure to complete the Leasehold Improvements by the commencement date of this Lease. In the event no Leasehold Improvements are to be made, then the Leased Premises shall be taken by Lessee in its current condition on an AS IS basis.

        4. Security Deposit. Lessee will deposit with Lessor upon the execution of this Lease a security deposit in an amount equal to one (1) month's basic rent. Lessee shall not be entitled to interest on the security deposit, and Lessor may commingle such security deposit with other funds of Lessor. Upon the termination of this Lease, provided Lessee is not in default hereunder, Lessor shall refund to Lessee any of the then remaining balance of the deposit without interest. In the event of a sale of the Building, Lessor may transfer the deposit to the purchaser and be relieved of any further obligation therefor.

        5. Late Charge. Lessee shall pay a late charge equal to five percent (5%) of any rent or other payment hereunder not paid within ten (10) days of the due date thereof.

        6. Services Furnished. Lessor shall furnish the following services:

           (a) Entry to the Leased Premises during normal working hours on regular business days. On other days and after normal working hours, Lessee may gain entry to the Leased Premises at such times by a key or card-key system.

           (b) Hot and cold water at those points of supply provided for the general use of other tenants in the Building; central heat and air conditioning in season from 7:00 a.m. to 7:30 p.m. on business days and 7:00 a.m. to 2:00 p.m. on Saturdays, at such temperatures and in such amounts as are considered by Lessor to be standard; but service at times during business days other than normal business hours for the Building, additional hours on Saturdays, Sundays and holidays or in an amount considered by Lessor to be in excess of standard (machinery, lighting fixtures or equipment in the Leased Premises having an electrical load in excess of four (4) watts per square foot of RA or occupancy in excess of one person per 200 square feet of RA being conclusively presumed to be in excess of standard) to be furnished only upon the request of Lessee, who shall bear the entire cost thereof; routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Lessor to be standard.

           (c) Electrical facilities and sufficient power for typewriters, voice writers, calculating and duplicating machines, desk top and small server-type computers and other machines of similar low electrical consumption, but not including electricity required for main frame electronic data processing equipment and special lighting in excess of building standards, or any item of electrical equipment which (singularly) consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single phases. If Lessee uses any of the services or electrical current as enumerated in this subsection (d) in an amount greater than 5,000 watt hours annually per square foot of RAS or such larger amounts as may be deemed



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excessive by Lessor, Lessor reserves the right to charge Lessee as additional rent a reasonable sum as reimbursement for the direct cost of such added services. Said additional rent shall be due and payable on the dame day the monthly basic rental is due and payable as set forth in Section 1 hereof. In the absence of agreement as to the reasonableness of such charge, the opinion of the appropriate local utility company or a local independent professional engineer reasonably selected by Lessor shall prevail. Any additional equipment, feeders or risers necessary to supply electrical requirements in excess of the amount to be provided by Lessor pursuant to this subsection shall be supplied by Lessor at the expense of Lessee, provided such installations will not, in Lessor's judgment, overload the electrical system of the Building or entail excessive or unreasonable alterations to the Building or the Leased Premises.

           (d) All building standard fluorescent bulb replacements in all areas and all incandescent bulb replacements in public areas, toilet and restroom areas and stairwells.

        Failure by Lessor to any extent to furnish the services described in this Section, or any cessation thereof, resulting from the repair or alteration of the Building or equipment for causes beyond the reasonable control of Lessor, shall not be construed as an eviction of Lessee, nor cause an abatement of rent, nor relieve Lessee from fulfillment of any covenant of agreement hereof.

        7. Telephone System and Service. Lessee shall use the telephone service and system in the Building provided by Lessor as Lessee's exclusive telephone and telecommunications provider. Attached hereto as Exhibit C is a schedule of charges for such telephone services which shall be paid by Lessee to Lessor. These charges may be adjusted from time-to-time by Lessor. Lessor shall submit on a monthly basis, a bill to Lessee for telephone services and charges incurred by Lessee for the previous month. The amount of such billing shall be payable as additional rent hereunder within ten (10) days after submission of the bill to Lessee. Lessee shall pay a late charge equal to five percent (5%) of any such billing not paid within such ten (10) period.

        8. Common Area. For so long as Lessee is not in default hereunder, Lessor grants Lessee a non-exclusive license to use and occupy, in common with others so entitled, the common areas of the Building, including, but not limited to, corridors, stairways, elevators, restrooms, lobbies, entranceways, parking areas, service roads, loading facilities, sidewalks, and other facilities as may be designated from time to time by Lessor subject to the terms and conditions of this Lease.

        9. Card Keys. Lessor shall furnish Lessee with a minimum of six card keys for entering the Leased Premises. Additional card keys will be furnished at a charge by Lessor on an order signed by Lessee or Lessee's authorized representative. All such card keys shall remain the property of Lessor. Lessee shall not change the locks without Lessor's permission, and Lessee shall not make, or permit to be made, any duplicate card keys, except those furnished by Lessor. Upon termination of this Lease, Lessee shall surrender to Lessor all card keys to the Leased Premises and give to Lessor the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, installed in the Leased Premises by Lessee.

        10. Graphics. Lessor shall provide and install, as an Operating Expense, all letters or numerals on entrance doors to the Leased Premises. All such letters and numerals shall be in the Building standard graphics, and no other shall be used or permitted on the Leased Premises.

        11. Parking. Lessee shall at all times during the term of this Lease have the right to park up to six (6) automobiles in the outdoor parking area of the Building designated by Lessor. Parking shall be on a first come, first serve basis and Lessor shall not be required to designate parking space for the use of Lessee.

        12. Permitted Uses. Lessee shall use and occupy the Leased Premises only for the following purpose: computer software development and training. Lessee shall not occupy or use, or permit any portion of the LEased Premises to be occupied or used, for any business or purpose which is unlawful, disreputable or deemed to be hazardous, or permit anything to be done which would in any way increase the rate of fire or liability or any other insurance coverage on the Building and/or its contents, cause the load upon any floor of the Building to exceed the load for which the floor was designed or the amount permitted by law, or use electrical energy exceeding the capacity of the then-existing feeders or wiring installations. Lessee shall further conduct its business and control its agents, employees, invitees, and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Lessor in its operation of the Building. No food, soft drink or other vending machine shall be installed within the Leased Premises without the advance written permission of Lessor.

        13. Compliance with Standards. Lessee shall comply with all applicable laws, ordinances, rules and regulations relating to the use, condition or occupancy of the Leased Premises and all common areas. Lessee shall comply with reasonable rules and regulations as may be adopted or modified by Lessor from time to time for the safety, care and cleanliness of the Leased Premises, the Building and common areas and for preservation of good order therein. In addition, the parties agree that (a) the Building is a non-smoking facility and that no smoking shall be allowed therein at any time, and (b) that no overnight occupancy, sleeping or lodging will be allowed on the Leased Premises at any time.

        14. Repairs By Lessor. Except as otherwise set forth in this Lease, Lessor shall not be required to make any improvements to, or repairs of, any kind or character in the Leased Premises during the term of this Lease, except such repairs as may be deemed necessary by Lessor for normal maintenance operations required to maintain the Leased Premises in tenantable condition or repairs previously agreed to by Lessor. Lessor shall keep in good order, condition and state of repair the structural portions of the Building, the roof, the plumbing, heating, air conditioning and electrical system and the common area facilities provided by Lessor under the provisions hereof; provided, however, Lessor's obligation to make such repairs shall not relieve Lessee of the obligation to pay all sums which become due under this Lease. The obligation of Lessor to maintain and repair the Leased Premises shall be limited to Building standard items. Lessee shall reimburse Lessor upon demand for the cost of
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repairing any damage to the Leased Premises or the Building caused by the deliberate act or negligent act of Lessee or its employees, agents, invitees or others acting on its behalf. Lessee shall, at its expense, keep in good order, condition and state of repair all portions of the Leased Premises with the exception of those to be maintained and repaired by Lessor under the foregoing provisions.

        15. Repairs and Alterations. Lessee shall, at its own cost and expense, reimburse Lessor on demand for the repair and replacement of any damage or injury done to the Leased Premises or the Building caused by Lessee or Lessee's agents, employees, invitees, movers, visitors or others acting on its behalf. No alterations in the Leased Premises or signs visible from outside the Leased Premises shall be made or installed by Lessee without the prior written consent of Lessor, which shall be in Lessor's sole and absolute discretion; and at Lessor's election such alterations or additions shall become the property of Lessor upon termination of this Lease.

        16. Care of Leased Premises. Lessee shall not commit or allow any waste or damage to be committed on or to any portion of the Leased Premises, and at the termination of this Lease, Lessee shall deliver possession of the Leased Premises to Lessor in as good condition as at date of possession by Lessee, or as the same may have been improved during the term, ordinary wear and tear or damage resulting from fire or other unavoidable casualty excepted. If Lessee installs improvements in the Leased Premises reasonably determined by Lessor to be special or nonstandard, Lessor may require Lessee to remove such special or non-standard improvements and restore the Leased Premises to its original condition at Lessee's sole cost and expense upon the termination of this Lease.

        17. Peaceful Enjoyment. Lessee shall have the right to peacefully occupy, use and enjoy the Leased Premises during the lease term, subject to the other provisions hereof, provided Lessee pays the rent and other sums herein required to be paid by Lessee and performs all of Lessee's covenants and agreements herein contained.

        18. Lessor's Right of Entry. Lessor or its agents or representatives shall have the right to enter into and upon any part of the Leased Premises at all reasonable hours to inspect the same, clean or make repairs, alterations or additions thereto, as Lessor may deem necessary or desirable. Lessor further reserves the right to show the Leased Premises to prospective tenants or brokers during the last six (6) months of the lease term, and to prospective purchasers or mortgagees at all reasonable times, provided prior notice is given to Lessee in each case, and Lessee's use and occupancy of the Leased Premises shall not thereby be materially inconvenience.

        19. Hold Harmless. Lessor shall not be liable to Lessee, or to Lessee's agents, servants, employees, customers, invitees, or visitors for any damage to person or property caused by any act, omission or neglect of Lessee or such persons, and Lessee agrees to indemnify and hold Lessor harmless from all liability and claims for any such damage. Lessee shall not be liable to Lessor, or to Lessor's agents, servants, employees, customers, invitees, or visitors for any damage to person or property caused by any act, omission or neglect of
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Lessor or such persons, and Lessor agrees to indemnify and hold Lessee harmless from all claims for such damages.

        20. Landlord's Rights Upon Default

            (a) Each of the following events, at the option of Lessor, shall constitute a default and breach of this Lease by Lessee: (i) if Lessee shall fail to pay Lessor any rent or any other amount due under this Lease, within five (5) days after the due date therefor; (ii) if Lessee shall fail to perform or comply with any of the other terms or conditions of this Lease within ten
(10) days after notice by Lessor to Lessee specifying the term or condition to be performed or complied with; (iii) if any proceedings are commenced by or against Lessee in any court under any bankruptcy or insolvency act or statute, or for the appointment of a trustee or receiver of Lessee's property; or (iv) if the Leased Premises shall be deserted or vacated for more than five (5) days.

        In the event of any default hereunder, Lessor may, at any time thereafter and without notice (and without prejudice to any other remedy available to Lessor), pursue any one or more of the following remedies:

        (i) Terminate this Lease at its option and re-enter and repossess the Leased Premises and dispossess and remove therefrom Lessee, or any other occupants thereof, and their effects, without being liable for any prosecution therefor. In such event, Lessee shall be liable to Lessor, immediately and upon demand, for the amount of all loss and damages suffered by Lessor by reason of such termination, whether caused by the inability to relet the Leased Premises on satisfactory terms or otherwise;

        (ii) Enter upon and take possession of the Leased Premises without terminating this Lease and without relieving Lessee of Lessee's obligations to make all payments of rent and all other sums owed hereunder. In such event, Lessor may dispossess and remove therefrom Lessee, or any other occupants thereof, and their effects, without being liable for any prosection therefor; and Lessor may, at its opinion, relet the Leased Premises or any part thereof, as the agent of Lessee, and Lessee shall, immediately and upon demand, pay the difference between the rent and other costs and charges herein reserved and agreed to be paid by Lessee for the portion of the term remaining at the time of re-entry or repossession and the amount, if any, received or to be received under such reletting for such portion of the term; or

        (iii) Exercise all other rights and remedies available to Lessor hereunder and at law or in equity.

        All actions taken by Landlord pursuant to this Section shall be without prejudice to any other remedies that otherwise might be available under this Lease or applicable law.

              (b) Any property which may be removed from the Leased Premises by Lessor pursuant to the authority of this Lease or of law, to which Lessee is or may be entitled, may be handled, removed or stored by Lessor at the risk, cost and the expense of Lessee, and

Lessor shall in no event be responsible for the value, preservation or safekeeping thereof. Lessee shall pay to Lessor, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Lessor's possession or under Lessor's control. Any such property of Lessee not retaken from storage by Lessee within thirty
(30) days after the end of the lease term, however terminated, shall be conclusively presumed to have been conveyed by Lessee to Lessor under this Lease as a bill of sale.

            (c) In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places the enforcement of this Lease, or any part thereof, or the collection of any sums due or to become due hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney, or files suit upon the same, Lessee agrees to pay Lessor's reasonable attorneys' fees.

            (d) Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either at law or in equity.

        21. Holding Over. If Lessee retains possession of the Leased Premises or any part thereof after the termination of this Lease, Lessee shall pay rent at double the basic rate payable on the month preceding such holding over computed on a daily basis for each day that Lessee remains in possession. In addition thereto, Lessee shall be liable for, and pay to Lessor, all damages, consequential as well as direct, sustained by reason of Lessee's holding over.

        22. Condemnation. If the Leased Premises shall be partially taken or condemned for any public purpose to such an extent as to render a portion of the Leased Premises untenantable, the rental provided for herein shall abate as to the portion rendered untenantable. In the event the whole of the Leased Premises shall be so taken or condemned, this Lease shall terminate as of the date of taking of possession. All proceeds from any taking or condemnation of the Leased Premises shall belong to and be paid to Lessor.

        23. Damage or Destruction.

            (a) Total Destruction. If the Leased Premises are damaged or destroyed by fire, earthquake or any other casualty to such an extent as to render the same untenantable in whole or in substantial part, Lessee shall give Lessor immediate notice of the occurrence of such casualty. Unless Lessor notifies Lessee within sixty (60) days after receipt of such notice of its election to repair or to restore the Leased Premises, this Lease shall terminate at the end of such thirty-day period. If Lessee shall not be in default under this Lease, then Lessee's liability for rent shall cease as of the day following the casualty and any rent paid by Lessee in advance and not yet earned as of the date of termination shall be refunded to Lessee. Should Lessor elect to repair and/or restore the premises, Lessor must notify Lessee of such decision within sixty (60) days of date of loss. If Lessor elects to so repair the Leased Premises it will do so within one hundred eighty (180) days and the rent shall be abated during the period of repair or restoration in the same proportion as the untenantable portion of the Leased Premises bears to the former leasable area of the Leased premises. If more than twenty five percent (25%) of the leasable square feet in the Building are damaged or destroyed by fire, earthquake or any other casualty, then Lessor, at its sole option, may terminate this Lease upon notice to Lessee.

            (b) Partial Destruction. In the event the Leased Premises are damaged by fire, earthquake or any other casualty to such an extent that it is not rendered untenantable in whole or in substantial part, then Lessor shall promptly repair and restore the Premises. The rent shall be abated proportionately as to the portion of the Leased Premises.

        24. Insurance. Lessor shall maintain fire and extended coverage insurance on the Building in which the Leased Premises are located. Said insurance shall be maintained with an insurance company authorized to do business in Tennessee in amounts desired by Lessor and at the expense of Lessor, and payments for losses thereunder shall be made solely to Lessor. Lessee shall be responsible for its own insurance coverage on its personal property. If the premiums to be paid by Lessor shall exceed the standard rates because of Lessee's operations, or contents of the Leased Premises, or improvements made to the Leased Premises by Lessee, Lessee shall promptly pay the excess amount of the premium upon request by Lessor as additional rent.

        25. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, to the extent such a waiver does not void any applicable insurance coverage, Lessor and Lessee each hereby waive any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or to the Building of which the Leased Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause to the extent that such rights of recovery, claim, action or cause of action are covered by insurance, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and each covenants that no insurer shall have any right of subrogation against such other party.

        26. Assumption of Risk. Lessee shall, and does hereby, assume all risks of loss or injury to the property or person of all persons at any time coming upon the Leased Premises during the term hereof, and Lessee shall, and does hereby agree to, indemnify and save harmless Lessor for and from any and all claims, demands, suits, judgments, costs or expenses on account of any such loss or injury; and to that end, Lessee shall, at its own cost and expense, maintain general public liability insurance for and on the leased premises, naming itself and Lessor as insured parties, with limits of not less than $1 million combined single limit for bodily injury and property damage. Such insurance shall be effected by a valid and enforceable policy issued by an insurance company of recognized responsibility doing business in the State of Tennessee and shall contain a provision that coverage cannot be cancelled without ten (10) days' written notice to Lessor. Lessee shall furnish to Lessor a copy of such













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policy and a certificate evidencing that the required insurance is in full force and effect and showing Lessor as additional insured thereon.

        27. Subordination, Non-Disturbance and Attornment. Lessee agrees that its rights hereunder shall be subordinate to any mortgage or deed of trust, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Building. Notwithstanding the forgoing, Lessee's right to quiet enjoyment of the Leased Premises shall not be disturbed if Lessee is not in default under the provisions of this Lease. Lessee agrees upon Lessor's request to execute any subordination agreement requested by Lessor's mortgage lender(s).

        28. Estoppel Certificate. Lessee shall at any time, upon not less than ten (10) days prior written request, execute and deliver in form and substance satisfactory to Lessor and any mortgagee or beneficiary under a mortgage or deed of trust affecting the Leased Premises an estoppel certificate certifying:

            (a) The date upon which the lease term commences and expires;

            (b) The date to which rent has been paid;

            (c) That Lessee has accepted and is occupying the Leased Premises;

            (d) That the Lease is in full force and effect and has not been modified or amended (or if modified or amended, a description of same);

            (e) That there are no defaults by Lessor under the Lease nor any existing condition with respect to which the giving of notice or lapse of time would constitute a default;

            (f) That Lessee has received no notice from any insurance company of any defects or inadequacies in the Leased Premises;

            (g) That Lessee has no options or rights other than as set forth in this Lease or any amendment thereto described in such letter; and

            (h) Such other matters as may be necessary or appropriate to qualify Lessee's response to any of the foregoing statements or which Lessor may reasonably request.

If such certificate is to be delivered to a purchaser of the Building, it shall further include the agreement of Lessee to recognize such purchaser as Lessor under this Lease, and thereafter to pay rent to the purchaser or its designee in accordance with the terms of this Lease. Lessee acknowledges that any purchaser or prospective mortgagee of the Building may rely upon such estoppel letter and that Lessor may incur substantial damages by reason of any failure on the part of Lessee to provide such letter in a timely manner.

        29. Environmental Matters. The term "hazardous substances," as used herein shall mean pollutants, contaminants, toxic or hazardous wastes or any other substances the use and/or the removal of which is restricted, prohibited or penalized by any "environmental law," which term shall mean any federal, state or local law, ordinance or other statute of a governmental authority relating to pollution or protection of the environment. Lessee hereby agrees that (a) no activity will be conducted on the Leased Premises that will produce any hazardous substance; (b) the Leased Premises will not be used in any manner for the storage of any hazardous substances; (c) Lessee will not install or place upon the Leased Premises any underground or above ground tanks of any type and will not store, or allow the storage of, on the Leased Premises any gasoline, oil, diesel fuel or other petroleum products; (d) Lessee will not allow any surface of subsurface conditions to exist or come into existence that constitute or with the passage of time may constitute a public or private nuisance; and (e) Lessee will not permit any hazardous substances to be brought into the Leased Premises. If at any time during or after the term of this Lease, the Leased Premises are found to be in violation of any of the covenants set forth in this section due to acts or occurrences during the occupancy of Lessee, or caused by Lessee, then Lessee shall diligently institute proper and thorough cleanup and remediation procedures at Lessee's sole cost. Lessee agrees to indemnify and hold Lessor harmless from all claims, demand, actions, liabilities, costs, expenses (including Lessor's attorney fees), damages and obligations of any nature arising from or as a result of the use of the Leased Premises by Lessee. The foregoing indemnification and the responsibilities of Lessee shall survive the termination or expiration of this Lease. Lessee has inspected the Leased Premises and to the best of Lessee's knowledge the Leased Premises are free from environmental contamination at the execution of this Lease.

        30. Limitation of Liability. Notwithstanding any provision in this Lease to the contrary, under no circumstances shall Lessor's liability or that of its directors, officers, employees and agents, for failure to perform any obligations arising out of or in connection with the Lease or for any breach of the terms or conditions of this Lease (whether written or implied) exceed Lessor's equity interest in the Building. Any judgments rendered against Landlord shall be satisfied solely out of proceeds of sale of Lessor's interest in the Building. No personal judgment shall lie against Lessor upon extinguishment of its rights in the Building and any judgments so rendered shall not give rise to any right of execution or levy against Lessor's assets.

        31. Lessor's Right to Perform. If Lessee shall default in the performance of any covenant or condition of this Lease required to be performed by Lessee, Lessor may, at its option, perform such covenant or condition for the account and at the expense of Lessee. The amount of any expense so incurred shall be deemed additional rent and may, at the option of Lessor, be added to any subsequent installment of the net monthly rent due and payable under this Lease, in which event Lessor shall have the remedies for default in the payment thereof provided by this Lease. The provisions of this paragraph shall survive the termination of this Lease.

        32. No Waiver. The failure of Lessor or Lessee to insist upon a strict performance of any term or condition of this Lease shall not be deemed a waiver of any right or remedy that

Lessor or Lessee may have and shall not be deemed a waiver of any subsequent breach of such term or condition.

        33. Landlord-Tenant Relationship. It is expressly agreed and understood that Lessor shall not be construed or held to be a partner or associate of Lessee in the conduct of its business, it being expressly understood and agreed that the sole relationship between the parties hereto is that of landlord and tenant.

        34. Assignment, Sublease, Transfer of Ownership Interest. There shall be no assignment or subletting of this Lease, and there shall be no transfer of any ownership interest in Lessee (if Lessee is other than a natural person), without securing the prior written consent of Lessor, which shall be in Lessor's sole discretion. It is understood and agreed that Lessee shall remain fully liable on the Lease in such event and that any assignee or sublessee shall be bound by all the terms and provisions of this Lease.

        35. Notices. All notices and other communications to be given hereunder by either party shall be in writing and shall be delivered personally, forwarded by nationally recognized overnight express delivery service, or mailed, postage prepaid, by first class mail to the other (and the date of any notice by certified or registered mail shall be deemed to be the date of certification or registration thereof) delivered or addressed to the parties as follows:


        Lessor:    Ferrari Partners, L.P.
                   357 Riverside Drive
                   Franklin, TN 37064

        Lessee:    Connected Software Solutions, LLC
                   357 Riverside Drive
                   Franklin, TN 37064

or at such other address as either party may later designate in writing.

        36. General Provisions. The entire agreement between the parties hereto is contained in this instrument and it is expressly agreed that no obligations of Lessor or Lessee shall be implied in addition to those herein expressly contained. Any amendment to this Lease must be in writing signed by the parties hereto in order to be binding. The terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, successors and assigns. This Lease shall be governed in accordance with the law of the State of Tennessee. Captions herein are for convenience only and shall not limit the scope or intent of the provisions of this instrument. This instrument is severable such that the invalidity or unenforceability of any provision hereof shall not impair the validity or enforceability of the remaining provisions.

        IN WITNESS WHEREOF, the parties hereto on the day and date first above written have executed this Lease in duplicate, with a copy to be retained by each of the parties.

                                        LESSOR:

                                        FERRARI PARTNERS, L.P.

                                        By: /s/ R. KEITH FERRARI
                                            --------------------------
                                            R. Keith Ferrari


                                        LESSEE:

                                        CONNECTED SOFTWARE SOLUTIONS, LLC

                                        By: /s/ ROGER W. BARNES
                                            --------------------------
                                            Roger W. Barnes

STATE OF TENNESSEE      )
COUNTY OF DAVIDSON      )

        Personally appeared before me, the undersigned, a Notary Public in and for said County and State, R. Keith Ferrari, with whom I am personally acquainted, and who acknowledged that he/she executed the within instrument for the purposes therein contained, and who further acknowledged that he/she is the Managing Partner of the maker or a constituent of the maker and is authorized by the maker or by its constituent, the constituent being authorized by the maker, to execute this instrument on behalf of the maker.

                WITNESS my hand, at office, this 7th day of December, 1998.

                                        /s/ KIMBERLY A. DEVINE
                                        -------------------------------
                                        Kimberly A. Devine
                                        Notary Public

My Commission Expires:   11-27-99


STATE OF TENNESSEE      )
COUNTY OF DAVIDSON      )

        Personally appeared before me, the undersigned, a Notary Public in and for said County and State, Roger Barnes, with whom I am personally acquainted, and who acknowledged that he/she executed the within instrument for the purposes therein contained, and who further acknowledged that he/she is the Chief Manager of the maker or a constituent of the maker and is authorized by the maker or by its constituent, the constituent being authorized by the maker, to execute this instrument on behalf of the maker.

                WITNESS my hand, at office, this 7th day of December, 1998.

                                        /s/ KIMBERLY A. DEVINE
                                        -------------------------------
                                        Kimberly A. Devine
                                        Notary Public
My Commission Expires:  11-27-99

                                   EXHIBIT A


A tract of land in the Ninth (9th) Civil District of Williamson County, City of Franklin, Tennessee, and being more particularly described as follows:
Beginning at an existing concrete highway monument on the southerly right of way line of Riverside Drive (formerly Old State Route No. 96) and the westerly right of way of Frontage Road to I-65 (now called Riverside Drive); thence with the westerly right of way of Riverside Drive S 42 deg. 34 min. 39 sec. E 126.05 feet to an iron pin; thence S 11 deg. 25 min. 57 sec. E 268.73 feet to an iron pin, the SE corner of the herein described property; thence N 87 deg. 24 min. 9 sec. W 347.07 feet to an iron pin, the SW corner of the herein described property; thence N 02 deg. 35 min. 05 sec. E 349.30 feet to an iron pin, the NW corner of the herein described property, in the S margin of Riverside Drive; thence with the south margin of Riverside Drive S 87 deg. 28 min. 59 sec. E
192.60 feet to the point of beginning, and containing 2.366 acres or 103,060.18 square feet by survey of Kevin A. Edmonson, Surveyor No. 1515, dated December 9, 1997.

              [MAP OF JACKSON PLACE CONDOS APPEARS ON THIS PAGE]

                                   EXHIBIT B


                    [DRAWING OF SECOND FLOOR APPEARS HERE]

                                   EXHIBIT C

                             FERRARI 357 BUILDING
--------------------------------------------------------------------------------

Telecommunications Services

  Telephone Numbers and Office Extensions
 .    Telephone Line & Number Set-up                                $ 50.00/each
 .    Telephone Line & Number                                       $ 25.00/month
 .    Additional Office Extension Set-up                            $ 50.00/each
 .    Additional Office Extensions                                  $ 25.00/month
 .    New Station Line-drop                                         $150.00/each
 .    Data or Fax Line Set-up                                       $ 50.00/each
 .    Data or Fax Line                                              $ 25.00/each
 .    Incoming 800 Service Set-up                                   $ 50.00/each
 .    ISDN Line Installation                                        $ 50.00/each
 .    ISDN Line                                                     $ 25.00/month
 .    Direct Cable Internet Access Installation                     $ 50.00/each
 .    Direct Cable Internet Access                                  $ 75.00/month

  Equipment Rental
 .    2008 Eight Button Telephone (Basic)                           $  8.00/month
 .    2616 Sixteen Button Telephone Speaker Phone                   $ 16.00/month
 .    2616-D Sixteen Button Speaker phone with Display              $ 18.00/month
 .    2616-D-AOM Sixteen Button Speaker phone with
     Display and Add on Module providing
     sixteen additional buttons                                    $ 25.00/month

  Equipment Purchase (optional)
 .    2008 Eight Button Telephone (Basic)                           $175.00/each
 .    2616 Sixteen Button Telephone Speaker Phone                   $385.00/each
 .    2616-D Sixteen Button Speaker phone with Display              $500.00/each
 .    2616-D-AOM Sixteen Button Speaker Phone with
     Display and Add on Module providing
     sixteen additional buttons                                    $725.00/each

                             FERRARI 357 BUILDING
--------------------------------------------------------------------------------

Telecommunications Services

  Optional Services
 .    Voice Mail Box Set-up                                         $ 25.00/each
 .    Voice Mail Box                                                $  7.00/month
 .    Modifications to Telecommunications Features                  $110.00/hour
           ($) 25.00 minimum charge plus materials)
 .    Phone Card                                                    $  6.00/month
           (plus billed monthly for actual usage)

  Telephone Usage
 .    Long Distance - Billed monthly per usage.
 .    Phone Card - Billed monthly per usage.
 .    Incoming 800 Service - Billed monthly per usage.

                                   GUARANTY

     FOR VALUE RECEIVED, and in consideration of the lease of certain premises by FERRARI PARTNERS, L.P. ("Landlord"), to CONNECTED SOFTWARE SOLUTATIONS, LLC ("Tenant"), pursuant to Lease of even date herewith (the "Lease"), entered into between Tenant and Landlord, the undersigned Roger Barnes ("Guarantor"), hereby unconditionally guarantees the full, prompt and faithful performance by Tenant, its successors and assigns, of the Lease, and all the terms, covenants, conditions, and obligations thereof, including but not limited to the payment by Tenant of all sums which shall now or hereafter be due and payable thereunder, and of all extensions, renewals, modifications and amendments thereof.

     Guarantor agrees that this obligation shall be binding upon Guarantor without any further notice or acceptance hereof, and the obligations herein expressed shall be deemed to have been accepted by the execution of the Lease. Upon each and every default by Tenant in the terms and provisions of the Lease, without any notice or demand being required upon Guarantor, Guarantor shall pay to the Landlord, in a single payment, six (6) months rent, including any/all leasing commissions and all costs of Tenant Improvements amortized over five (5) years, beginning on the anniversary date of year one, and will comply with and perform all the terms, covenants, conditions, and obligations of the Lease, and all extensions, renewals and modifications thereof which are binding upon Tenant, and the successors and assigns thereof. No extension, forebearance, or leniency extended by Landlord to Tenant shall discharge Guarantor or impair the liability of Guarantor hereunder, and Guarantor agrees at all times that Guarantor shall be liable notwithstanding any such extension, forbearance, or leniency and notwithstanding that Guarantor has been given or received no notice of any such default or of any forbearance, extension, or leniency. Landlord and Tenant, and their respective successors and assigns, may enter into such modifications, extensions, renewals, and amendments, and other covenants respecting the Lease without any release of Guarantor, or impairment of the liability of Guarantor hereunder.

     Without authorization from or notice to Guarantor, Landlord, its successors and assigns, may from time to time deal with Tenant, and alter, compromise, accelerate, extend and change the time or amount of the payment of obligations of Tenant under the Lease, and Guarantor's obligation and liability hereunder shall not be thereby released impaired or discharged.

     Guarantor hereby waives all rights and defenses which Guarantor may have in the capacity of a guarantor or surety.

     Guarantor shall be bound by each and every covenant, obligation, power and authorization, without limitation, contained in the Lease, and all extensions, renewals, modifications and amendments thereof, it being specifically agreed by Guarantor hereunder that Guarantor's liability hereunder shall be primary, and that Landlord may, at Landlord's sole option, proceed against the undersigned with or without having commenced any action against or having obtained any judgment against the Tenant, or any successor or assign thereof.

     This Guaranty inures to the benefit of Landlord, its successors and assigns, and is binding upon the Guarantor and the heirs, successors, and assigns thereof.

     IN WITNESS WHEREOF, the undersigned has executed this instrument this 7th day of December, 1998.


                                             GUARANTOR

                                              /s/ Roger W. Barnes
                                             -----------------------------------
                                             Roger W. Barnes

Sworn and subscribed before me
this 7th day of December 1998.

/s/ Kimberly A. Devine
------------------------------
Notary Public

My Commission Expires: 11-27-99

                                   GUARANTY

     FOR VALUE RECEIVED, and in consideration of the lease of certain premises by FERRARI PARTNERS, L.P. ("Landlord"), to CONNECTED SOFTWARE SOLUTATIONS, LLC ("Tenant"), pursuant to Lease of even date herewith (the "Lease"), entered into between Tenant and Landlord, the undersigned Roger Barnes ("Guarantor"), hereby unconditionally guarantees the full, prompt and faithful performance by Tenant, its successors and assigns, of the Lease, and all the terms, covenants, conditions, and obligations thereof, including but not limited to the payment by Tenant of all sums which shall now or hereafter be due and payable thereunder, and of all extensions, renewals, modifications and amendments thereof.

     Guarantor agrees that this obligation shall be binding upon Guarantor without any further notice or acceptance hereof, and the obligations herein expressed shall be deemed to have been accepted by the execution of the Lease. Upon each and every default by Tenant in the terms and provisions of the Lease, without any notice or demand being required upon Guarantor, Guarantor shall pay to the Landlord, in a single payment, six (6) months rent, including any/all leasing commissions and all costs of Tenant Improvements amortized over five (5) years, beginning on the anniversary date of year one, and will comply with and perform all the terms, covenants, conditions, and obligations of the Lease, and all extensions, renewals and modifications thereof which are binding upon Tenant, and the successors and assigns thereof. No extension, forebearance, or leniency extended by Landlord to Tenant shall discharge Guarantor or impair the liability of Guarantor hereunder, and Guarantor agrees at all times that Guarantor shall be liable notwithstanding any such extension, forbearance, or leniency and notwithstanding that Guarantor has been given or received no notice of any such default or of any forbearance, extension, or leniency. Landlord and Tenant, and their respective successors and assigns, may enter into such modifications, extensions, renewals, and amendments, and other covenants respecting the Lease without any release of Guarantor, or impairment of the liability of Guarantor hereunder.

     Without authorization from or notice to Guarantor, Landlord, its successors and assigns, may from time to time deal with Tenant, and alter, compromise, accelerate, extend and change the time or amount of the payment of obligations of Tenant under the Lease, and Guarantor's obligation and liability hereunder shall not be thereby released impaired or discharged.

     Guarantor hereby waives all rights and defenses which Guarantor may have in the capacity of a guarantor or surety.

     Guarantor shall be bound by each and every covenant, obligation, power and authorization, without limitation, contained in the Lease, and all extensions, renewals, modifications and amendments thereof, it being specifically agreed by Guarantor hereunder that Guarantor's liability hereunder shall be primary, and that Landlord may, at Landlord's sole option, proceed against the undersigned with or without having commenced any action against or having obtained any judgment against the Tenant, or any successor or assign thereof.

     This Guaranty inures to the benefit of Landlord, its successors and assigns, and is binding upon the Guarantor and the heirs, successors, and assigns thereof.

     IN WITNESS WHEREOF, the undersigned has executed this instrument this 7th day of December, 1998.


                                             GUARANTOR

                                              /s/ Lance H. Duke
                                             -----------------------------------
                                             Lance H. Duke

Sworn and subscribed before me
this 7th day of December 1998.

/s/ Kimberly A. Devine
------------------------------
Notary Public

My Commission Expires: 11-27-99